SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 21, 2008
Commission File Number: 0-7914
BASIC EARTH SCIENCE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-0592823

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1801 Broadway, Suite 620 Denver, Colorado	80202-3835

(Address of principal executive offices)	(Zip Code)
(303) 296-3076

(Registrant telephone including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Officers; Appointment of Certain Officers.
On February 21, 2008, David Flake notified Basic Earth Science Systems, Inc. (Basic or the Company) of his decision to resign in order to accept a position with another oil and gas firm. His resignation as the Chief Financial Officer, Treasurer and Secretary of the Company is effective as of February 22, 2008. Despite this career change, Mr. Flake will remain a member of the Company’s Board of Directors and will be available to assist in transition efforts.
On February 21, 2008, the Board of Directors appointed Ray Singleton, as acting Treasurer/Principal Accounting Officer. Mr. Singleton is the President of the Company and a long time member of the Board of Directors. In addition, the Board of Directors also appointed Karen Mercer as acting Secretary of the Company. Each of these appointments is interim in nature and will be re-evaluated in connection with efforts to locate and hire a person to fill the Principal Accounting Officer position.
Karen Mercer, age 49 , has been employed since November, 2007 by the Company as the Executive Assistant to the President. For the past five years Ms. Mercer was employed as an Executive Assistant to the CEO of Big Tree, Inc. and held a similar position at Champps Entertainment, Inc. There are no family relationships between Ms. Mercer and any other director or executive officer of the Company. The Company has no transactions since the beginning of its last fiscal year, and has no transactions proposed, in which Ms. Mercer, or any member of her immediate family, has a direct or indirect material interest.
The Company issued a press release announcing the resignation and interim appointments on February 21, 2008. The Press Release is attached hereto as Exhibit 99.1.
Item 9.01. Exhibits
     (C) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 21, 2008
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.
Date: February 21, 2008	By:	/s/ Ray Singleton
Ray Singleton, President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 21, 2008